UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2006

EMTEC, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-32789 (Commission File No.)	87-0273300 (IRS Employer Identification No.)

572 Whitehead Road, Bldg. # 1

Trenton, New Jersey 08619

(Address of principal executive offices)

Registrant’s telephone number: (609) 528-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 10, 2006, the Company and its subsidiaries, Emtec, Inc. (“Emtec NJ”) and Westwood Computer Corporation (“Westwood” and together with the Emtec NJ, the “Borrower”), entered into an addendum (the “Addendum”) to their Agreement for Wholesale Financing (“AWF”) and their Business Financing Agreement (“BFA” and, together with the AWF, the “Credit Facility”) with GE Commercial Distribution Finance Corporation (the “Lender”). This addendum amended the Credit Facility by decreasing our reserve amount from $5.0 million to $3.01 million, increasing the time period for eligibility of all U.S. federal government accounts receivable from 90 to 120 days from the date of the invoice, and revised our financial covenants from the quarter ending February 28, 2006 through May 31, 2007. All other terms remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2006

Emtec, Inc.

By: /s/ Stephen C. Donnelly__

Name: Stephen C. Donnelly

Title: Chief Financial Officer